                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                     JURISDICTION OF       NAME UNDER WHICH SUCH
SUBSIDIARY                                            INCORPORATION    SUBSIDIARIES CONDUCT BUSINESS
----------                                           ---------------   -----------------------------
WorldMed, Inc.                                         Delaware
WorldMed International, Inc.                           Delaware
WorldMed, N.V.                                          Belgium
Diagnostic Imaging, Inc.                                Florida
PSS Service, Inc.                                       Florida
PSS Holding, Inc.                                       Florida
Physician Sales & Service Limited Partnership           Florida
PSS Rhode Island, Inc.                               Rhode Island
PSS Texas, Inc.                                          Texas
PSS Delaware, Inc.                                     Delaware
PSS Physician Services, Inc.                            Florida
Standard/Crescent City Surgical Supplies, Inc.         Louisiana

     All subsidiaries are 100% owned by Physician Sales & Service, Inc., except for WorldMed, N.V. which is owned by WorldMed, Inc. and WorldMed International, Inc.

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